INSITE VISION ANNOUNCES POSITIVE TOP-LINE RESULTS FROM FIRST OF TWO PIVOTAL PHASE 3 CLINICAL TRIALS

-Pivotal trial succeeds in reaching primary efficacy endpoint of clinical resolution-

Alameda, CA - November 30, 2005 - InSite Vision Incorporated (AMEX:ISV) today announced positive top-line results from a pivotal phase 3 clinical trial of AzaSite™, a sterile, topical ophthalmic anti-infective solution containing 1.0% azithromycin formulated in DuraSite® (the Company’s patented drug delivery system). In an international, controlled clinical trial, subjects with bacterial conjunctivitis (pink-eye) were treated with either AzaSite dosed twice a day for the first 2 days, followed by once a day for the next 3 days or 0.3% tobramycin dosed four times a day for 5 days. AzaSite demonstrated a clinical resolution rate of 80% as compared to 78% for tobramycin. This result shows that the clinical resolution rate of AzaSite is equivalent to tobramycin, the primary efficacy endpoint of the study, according to statistical criteria which were previously agreed to by the FDA. The bacterial eradication rate was also equivalent for both groups.

S. Kumar Chandrasekaran, Ph.D., InSite Vision’s CEO stated, “The results of this phase 3 clinical trial demonstrate that AzaSite is effective against bacterial conjunctivitis using a significantly reduced dosing frequency. The clinical resolution rate of less frequently dosed AzaSite is comparable to the best selling ophthalmic antibiotic products. The reduced dosing frequency can lead to improved compliance, greater patient convenience and better therapeutic outcomes. This result is a major milestone achievement in the preparation for the AzaSite NDA filing in 2006.”

Phase 3 study design
The phase 3 clinical trial was a double-blind, randomized, active-controlled study that enrolled patients ranging in age from 1 to 93 years with bacterial conjunctivitis. Patients with presumed bacterial conjunctivitis were enrolled on day 1 and a conjunctival culture was taken to demonstrate bacterial infection. All culture results were analyzed by a large central laboratory. The active control in the study was tobramycin, USP 0.3% ophthalmic solution, a broad-spectrum topical antibiotic. The treatment regimen lasted 5 days. The aim of the study was to show equivalent efficacy between patients dosed for 5 days with AzaSite versus tobramycin, AzaSite being less frequently dosed. There were a total of 47 clinical enrolling sites involved in the study; 41 in the United States and 6 in Latin America. A total of 746 subjects were enrolled in the study of which 316 had positive bacterial cultures. Among the culture positive subjects, 59% were pediatric and 41% were adult.

Treating bacterial conjunctivitis with AzaSite
The top line statistical analysis was performed on unblinded study data. Preliminary safety data from the phase 3 study showed that AzaSite was well tolerated in adult and pediatric patients. There were no reports of systemic drug sensitivity due to study medication. No serious adverse events were reported by the clinical sites. Ocular adverse events were minimal in frequency and equivalent between the two groups. Further, there were no reports of blurred vision related to the study medications. Further statistical analysis of the data is continuing. The final results will be presented in an upcoming international ophthalmic conference.

Conference Call
S. Kumar Chandrasekaran, Ph.D., Chief Executive Officer will host a conference call beginning at 10:30 a.m. Eastern Time today to discuss these top-line clinical results and answer questions. Dr. Eugene E. Protzko, clinical instructor at the University of Maryland School of Medicine and a principal investigator in the clinical trial will present his perspective on the study and answer questions during the call.

Individuals interested in listening to the conference call may do so by dialing (800) 475-3716 for domestic callers or 719-457-2728 for international callers. A telephone replay will be available for 48 hours following the conclusion of the call by dialing 800-203-1112 for domestic callers or 719-457-0820 for international callers. Callers will have to enter the Replay Passcode: 2904045.

The live conference call will also be available via the Internet on the investor relations section of the Company's Web site at www.insitevision.com, and a recording of the call will be available for 90 days following the completion of the call.

About InSite Vision
InSite Vision is an ophthalmic company focused on ocular infections, glaucoma and retinal diseases. The Company's lead product is AzaSite, which targets infections of the eye. AzaSite contains the drug azithromycin, a broad-spectrum antibiotic formulated with DuraSite, InSite Vision's patented drug-delivery vehicle, which offers the benefit of a low-dosing regimen, attractive to both the eye-care patient and physician. Pending the successful results of phase 3 clinical testing currently underway and filing and approval of a NDA with the FDA, the Company currently expects to commercially launch AzaSite in the United States, while seeking to expand this "technology platform" to include additional product candidates and indications for the worldwide market.

In the glaucoma area, the Company continues to focus genomic research on the TIGR gene, among other genes in its genomic portfolio. A portion of this research has been incorporated into the Company's commercially available OcuGene® glaucoma genetic test for disease management, which is a prognostic tool designed to detect a genetic marker (mt-1) in the promoter region of the glaucoma-related TIGR gene.

Additional information can be found at the Company's website, www.insitevision.com.

This news release contains, among other things, certain statements of a forward-looking nature relating to future events or the future business performance of InSite Vision, such as the timing of initiation and completion of current and future clinical trials, the success thereof the timing of the filing an NDA with the FDA, expected marketing plan for AzaSite, the potential benefits and commercialization of AzaSite, and the timing and success thereof, and the Company’s plans to pursue expanding the AzaSite “technology platform”. Such statements entail a number of risks and uncertainties, including but not limited to: InSite Vision’s ability to obtain immediate additional financing. InSite Vision's ability to enroll and complete future clinical trials for AzaSite; the results of InSite Vision's clinical trials, particularly for AzaSite; InSite Vision's ability to commence, complete and file an NDA with the U.S. FDA for AzaSite and its other product candidates, and receive approval from the FDA for the commercialization of AzaSite and its other product candidates; InSite Vision's ability to launch AzaSite and the timing of such a launch; InSite Vision's ability to expand its technology platform to include additional indications and patent options; InSite Vision's ability to obtain additional financing when needed; the effects of its expense control activities on its operations and product development; its ability to obtain regulatory approval and market acceptance of its products and product candidates, including its OcuGene glaucoma genetic test, AzaSite, ISV-205 and ISV-014; InSite Vision's ability to maintain and develop additional collaborations and commercial agreements with corporate partners, including those with respect to AzaSite and ISV-205; its reliance on third parties for the development, marketing and sale of its products; the initiation and results of preclinical and clinical studies; its ability to adequately protect its intellectual property and to be free to operate with regard to the intellectual property of others; and determinations by the FDA, including those with respect to OcuGene, AzaSite and ISV-205. Reference is made to the discussion of risk factors detailed in InSite Vision's filings with the Securities and Exchange Commission, including its annual report on Form 10-K, as amended, and its quarterly reports on Form 10-Q. Any projections in this press release and/or conference call are based on the limited information currently available to InSite Vision, which is subject to change. Although any such projections and the factors influencing them will likely change, InSite Vision undertakes no obligation to update the information. Such information speaks only as of the date of its release. Actual events or results could differ materially and one should not assume that the information provided in this release and/or conference call is still valid at any later date.

Note to Editors: OcuGene is written with a "small cap" G; if doing so is not possible, please use an upper case G. InSite Vision Incorporated, InSite Vision, DuraSite and OcuGene are trademarks of InSite Vision Incorporated. Other trademarks that may be mentioned in this release are the intellectual property of their respective owners.